Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The General Partner of CVR Refining, LP

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus related to CVR Refining, LP’s Registration Statement on Form S-1 (File No. 333-184200) that is incorporated by reference to this Registration Statement.

/s/ KPMG LLP

Houston, Texas

January 16, 2013